UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36435 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

20 Commerce Drive (Suite 135), Cranford, New Jersey (Address of principal executive offices)	07016 (Zip Code)

(732) 980-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Andrew Rackear as Chief Executive Officer and Secretary

On December 30, 2020, Andrew Rackear, Chief Executive Officer and Secretary of Enzon Pharmaceuticals, Inc. (the “Company”), notified the Company’s Board of Directors (the “Board”) that he is retiring, effective February 26, 2021. Mr. Rackear will continue to serve in such roles until such date.

Following his retirement, Mr. Rackear will be available as a consultant to the Company.

Appointment of Richard L. Feinstein as Chief Executive Officer and Secretary

On December 30, 2020, the Board appointed Richard L. Feinstein, Vice President-Finance and Chief Financial Officer since 2013, as Chief Executive Officer and Secretary of the Company, effective February 26, 2021. Following such appointment, Mr. Feinstein, 77, will also continue to serve as Chief Financial Officer.

Mr. Feinstein has served as Vice President - Finance and Principal Chief Financial Officer since December 2013. Mr. Feinstein is a retired partner of KPMG LLP and currently a private consultant providing management and financial advice to clients in a variety of industries. From 2015 to 2019, he provided financial consulting services to General Cannabis Corp, a public company. During July 2016, he provided consulting services to Hamaspik, Inc. Mr. Feinstein has served on boards of both publicly-held and not-for-profit enterprises. Mr. Feinstein, a certified public accountant, received a BBA degree from Pace University. Mr. Feinstein also served in the United States Marine Corps.

Mr. Feinstein currently serves the Company on a consulting basis at a rate of $325 per hour for each hour worked, together with reimbursement for reasonable expenses incurred in performing his services, pursuant to the terms of an independent contractor agreement, as amended. Said compensation will remain the same under his new role.

There is no arrangement or understanding between Mr. Feinstein and any other persons pursuant to which Mr. Feinstein was selected as the Company's Chief Executive Officer and Secretary that would require disclosure under Item 401(b) of Regulation S-K. Mr. Feinstein does not have any family relationship with any of the Company's directors or executive officers that would require disclosure under Item 401(d) of Regulation S-K. The Company is not aware of any relationship or transaction in which Mr. Feinstein has or will have an interest, or was or is a party, that would require disclosure under Item 404(a) of Regulation S-K.

On January 4, 2021, the Company issued a press release announcing Mr. Feinstein’s additional appointments as Chief Executive Officer and Secretary, effective February 26, 2021, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Change in Richard L. Feinstein's Title

On December 30, 2020, the Board approved a change in Richard L. Feinstein’s title from Vice President-Finance and Chief Financial Officer, to Chief Executive Officer, Chief Financial Officer, and Secretary, effective February 26, 2021.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)
Date: January 4, 2021
	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Chief Executive Officer and Secretary